Exhibit 10.15

COMMERCIAL PROPERTY LEASE

THIS LEASE is entered into on this 19 day January, 2012, between AARDVARK ONE LLC called Lessor, and FS CONSUMER PRODUCTS GROUP, INC. hereinafter referred to as Lessee herein.

WITNESSETH:

1.                  PREMISES: For and in consideration of the agreements and covenants herein contained, Lessor leases to Lessee that space and premises in Dade County, Florida located at 6135 NW 167th Street, Unit E-21, Miami, Florida 33015, more particularly described as:

Unit E-21 of COMMERCIAL CENTER OF MIAMI #3, a condominium according to the declaration thereof recorded in O.R. Book 11441, Page 1827, of the public records of Dade County, Florida, as amended and/or supplemented from time to time.

2.                  TERM: The term of this lease is 24 months beginning February 1, 2012 and ending on January 31, 2014 at midnight; unless extended by further written agreement signed by the parties hereto.

3.                  USE AND OCCUPANCY: The premises are to be occupied and used by Lessee as offices and warehouse showroom usage and for no other purposes without first obtaining the consent of Lessor in writing. But such consent shall not be unreasonably withheld. Lessee may not use the premises for any illegal purpose and must abide by all governmental restrictions and regulations concerning use of the premises.

4.                  RENT: Lessee shall pay the following monthly rent to the Lessor: $1,950.00 plus all applicable Florida Sales and Use Taxes. Each monthly rent installment shall be due and payable no later than the first day of each calendar month of the lease term. Rent not received by the fifth (5th) of the month will be assessed a 5% late penalty. Rent payments shall be made to the Lessor at:

AARDVARK ONE LLC % Ricardo Aiken 6157 NW 167th Street, F22 Miami, FL 33015

or at such other place Lessor may designate by notice to Lessee in writing.

5.                  SECURITY AND ADVANCE RENT: On execution of this lease, Lessee shall pay to Lessor the first month's rent installment plus a deposit of $3,900.00 as security for Lessee's performance under this lease. Lessor is not to keep security deposit segregated nor to pay interest on same. The security deposit is not to be construed as liquidated or agreed to damages in event of Lessees' default under this lease. Lessee may cancel this lease to move to larger space after 14 months by forfeiting the security deposit.

6.                DEFAULT IN RENT PAYMENT: Failure of Lessee to pay a rent installment within ten (10) days of due date shall be considered a default of Lessee's obligations under this lease, and the Lessor then reserves the right to terminate this lease without notice to Lessee.

7.                  ASSIGNMENT AND SUBLEASE: Lessee shall not assign its interest in this lease or sublet the premises or any part thereof without first obtaining the consent of Lessor in writing. Upon such assignment or sublease, original Lessee shall not be released from its obligations under this lease. One consent by Lessor shall not be construed as consent to subsequent assignment, sublease or occupancy by other persons. Lessee's unauthorized assignment, sublease or license to occupy shall be void, and shall terminate this lease at Lessor's option.

8.                  OTHER ASSIGNMENT: Lessee's interest in this lease is not assignable by bankruptcy or by any operation of law. Appointment of a receiver to take possession of Lessee's assets (except a receiver appointed at Lessor's request) or Lessee's general assignment for benefit of creditors is a breach of this lease; and upon such breach, this lease may be terminated at Lessor's option.

9.                  ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any structural alterations or improvements to the building in which the demised premises are located without first obtaining the consent of Lessor in writing.

10.              LIENS: Lessee shall cause no mechanics' or other liens for improvements to attach to the premises encumbering the Lessor's interest in the premises encumbering the Lessor's interest in the premises. In event such attach, Lessee must cause their removal within 30 days of attachment; and, if Lessee fails to cause removal within such time, Lessor at its option, may cause removal by placing a bond or otherwise paying the amount of such liens charging Lessee for the amounts disbursed as additional rent to be immediately due and owing.

11.              FIXTURES AND OTHER PROPERTY: Provided Lessee is not otherwise in default under this lease, all furniture, equipment and other personal property (not including fixtures) placed on the premises by Lessee, or which belong to Lessee, may be removed by Lessee at any time and at the termination of this lease provided Lessee is not in default under this lease. To the extent permitted by law, Lessee may place its signs (which are construed as personal property) on the outer portion of the demised premises.

12.              EXPENSES: Lessor shall pay for water, sewer and office refuse collection services to the demised premises and major A/C repairs. Lessee shall, at its own expense, pay for all other utility services furnished to the demised premises including, without limitation, electricity, gas and heat. Lessee shall further be responsible for all repairs and maintenance to the premises keeping same in good repair at its cost and expense. Lessee is given the right to inspect the premises prior to occupancy, and upon occupancy accepts the premises as in suitable condition for Lessee's intended use. Lessor will provide the air conditioner in good working order. Lessee will be responsible for all maintenance and repairs including windows and doors and A/C from possession.

13.              DAMAGE BY FIRE OR OTHER CAUSES: The Lessee at its cost, shall keep any plate glass on the premises insured, and such policy of insurance shall include the Lessor as one of the insured and fully protect both Lessor and Lessee as their respective interest may appear. True copy of the policy shall be delivered to Lessor along with receipted bill showing the premium as paid.

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14.              PERSONAL PROPERTY: The Lessee assumes the risk of all damages to its personal property and to merchandise in the demised premises and may maintain insurance covering damage to same. The Lessee being responsible for repairs and maintenance to the demised premises during the term of this lease, the Lessor shall not be responsible for damage to Lessee's personal property which may be caused by faulty maintenance of the demised premises.

15.              LIABILITY INSURANCE: Lessee shall maintain, at its own expense, public liability insurance adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the premises, in a minimum amount of $300,000.00 for each person injured, $500,000.00 for any one accident, and $50,000.00 for property damage such policies shall cover Lessor's contingent liability on such claims or losses. True copies of policies shall be delivered to Lessor along with the receipted bill evidencing that premiums have been paid. Lessee shall obtain written obligation of insures to notify Lessor in writing at least 30 days prior to cancellation on or refusal to renew the policy.

16.              PAYMENT OF INSURANCE: If any insurance policies required of Lessee are not kept in force, Lessor may procure the necessary insurance, pay the premium, and such premium shall be charged to Lessee as an additional rent installment for the month following the date on which such premiums are paid by Lessor.

17.              EMINENT DOMAIN: In event the premises or any part thereof is taken or condemned for public purpose by proper authorities, then the Lessee shall not have any claim, or right to claim or be entitled to any portion of the amount that may be awarded as damages or paid as a result of such proceedings in eminent domain; and shall rights to damages if any, of the Lessee are hereby assigned to Lessor.

18.              DEFAULT OTHER THAN FOR RENT: Except for default for non-payment of rent, if the Lessee defaults in any other provision of this lease to be performed by Lessee, the Lessor must give Lessee 30 days notice in writing of such default, and Lessee shall have 30 days thereafter to cure such default. If Lessee fails to affect such cure within said 30 days, or provide, within said 30 days for such cure to be effective within a reasonable time, then the Lessor may, at Lessor's option, terminate this lease without further notice.

19.              RETURN OF POSSESSION: On termination of this lease, Lessee shall return possession of the premises to Lessor in the same condition as received, reasonable wear and tear accepted.

20.              QUITE ENJOYMENT: Lessor represents that no known building or zoning regulations prevent or prohibit the use of the premises by lessee as agreed herein; and, provided Lessee abides by its agreements and covenants herein contained, Lessor grants Lessee quite enjoyment of the premises during the lease term.

21.              OPTION TO RENEW: Lessor grants Lessee an option to extend the term of this lease for an additional term of one year with a 5 percent ( 5%) increase., under the same terms, conditions stated in this lease. The Lessee must exercise this option by giving written notice to Lessor of Lessee's intent to exercise sixty days before expiration.

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22.                 NOTICE: All notices required to be given to Lessee shall be given by hand to Lessee or by mail addressed to Lessee at the demised premises. All notices required to be given to Lessor shall be by hand to Lessor or by mail addressed to Lessor at the place designated herein for payment of rent.

IN WITNESS WHEREOF, this lease is executed in Dade County, Florida, on the date first written or as otherwise indicated herein.

Witness:	LESSOR

/s/ Carl E. Franklin	/s/ Ricardo Aiken
Print Name	Agent

Witness:	LESSEE

/s/ Aitan Zacharin	/s/ Brian Tuffin
Print Name	CEO

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ADDENDUM TO COMMERCIAL LEASE

BY AND BETWEEN AARDVARK ONE LLC

and FS CONSUMER PRODUCTS, INC

1. In the event that condominium association consent is required, this Lease is subject to Lessee obtaining same. If consent is required, Lessee shall apply to the condominium association within three (3) working days from the execution of this Lease to obtain their consent.

2. n the event the condominium association has or adopts regulations which would require Lessee to execute an addendum to this Lease on a form required by the condominium association or place a security deposit with the condominium association, Lessee shall comply with said regulations within the time periods specified by the condominium association.

3. Lessee shall abide by and comply with all rules and regulations of the condominium association.

4. Lessor shall not be liable or responsible for any damages or loss either to personal property sustained by Lessee or by other persons due to the act or negligence of any Lessee or occupant of the premises.

5. Lessee shall indemnify and save Lessor harmless from and against any and all claims, demands, suits, actions damages, liability and expenses, including attorney's fees for or in connection with any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, out of the Lessee's tenancy hereunder, or occurring in, or on or about the premises, or any part thereof, arising, directly or indirectly, from any act or omission of Lessee, its agents, contractors, employees, servants, invitees, licensees, or subtenants, acts of God or otherwise. Lessee shall, within five (5) days hereof, give notice in writing to Lessor of any fall or any other accident occurring in or around the premises.

6. Lessor or any of Lessor's agents or designates shall have the right to enter on the premises, with twenty-four (24) hours notice, for reasonable business purposes and in emergencies, at all times to examine or inspect the same or to make any repairs or preservation of the premises, to exhibit the premises, or any other lawful reason.

7. It is mutually agreed by and between Lessor and Lessee that the respective parties hereto waive trial by jury in any action or proceeding brought by either party against the other party pertaining to any matter whatsoever arising out of or in any way connected with this Lease or Lessee's occupancy of the premises.

8. Lessee shall clean and maintain the premises and keep the premises in good, neat and sightly condition.

9. Lessee shall not make any alterations or changes in the premises without written consent of the Lessor.

10. Lessee shall obtain, at its expense, exterminating services for the premises at its sole cost and expense and at such reasonable intervals as Lessor shall approve.

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11. If Lessee shall abandon or vacate the premises and shall cease doing business in the premises, then, at the option of Lessor, this Lease shall immediately terminate.

12. At the expiration of the term hereof, Lessee shall quietly and peacefully deliver the premises to Lessor in the same repair and condition at which they were after Lessor finished the construction of the offices provided for in the Lease, ordinary wear and tear accepted.

13. Lessee shall change air conditioning filters and maintain the air conditioning unit as reasonably requested by Lessor.

14. In the event any action is brought for the recovery of rents or recovery of possession of the premises or for the enforcement of any terms and conditions of this Lease, the prevailing party shall be entitled to receive from the other party all costs of proceedings, including reasonable attorney's fees and court costs in the initial proceedings or any appeal therefrom.

15. Notices and any other communications hereunder shall be in writing, shall be delivered personally or sent by air courier or first class, certified or registered mail, return receipt requested, and postage prepaid, addressed as follows:

LESSOR:	AARDVARK ONE LLC
% RICARDO AIKEN
6157 NW 167th Street, F22
Miami, Florida 33015

LESSEE:	FS CONSUMER PRODUCTS, INC.
6135 NW 167th Street, E21
Miami, Florida 33015

All notices and other communications given to any party hereto in accordance with the provisions of this Lease shall be deemed to have been given on the date of delivery; if personally delivered on the business day after the date and if sent by air courier, on the third business day after the day when sent, if sent by mail. In each case addressed to such party as provided in this section or in accordance with the latest un-revoked directions from such party.

16. This Lease shall be governed by the laws of the State of Florida.

17. Nothing in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Lessor and Lessee.

18. Wherever the context shall require all words herein in the masculine gender shall be deemed to include the feminine or neuter gender. All singular words shall include the plural and all the plural words shall include the singular.

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IN WITNESS WHEREOF this Addendum has been duly executed by the parties this 20 day of January, 2012.

Signed, sealed and delivered.

in the presence of:	LESSOR:

/s/ Carl E. Franklin	/s/ Ricardo Aiken
Agent

LESSEE:

Witness: /s/ Aitan Zacharin	BY: /s/ Brian Tuffin
CEO

PERSONAL GUARANTEE

I the undersigned personally guarantee all the covenants of Lessee under this lease or any continuation of this lease contract or operation of law, including but not limited to the faithful and timely payment of rent. Said Guarantor agrees to pay or fulfill the obligations of the Lessee either upon Lessee's default or failure to pay, or inability to fulfill its obligations. The right of the Lessor to recover on this guarantee against the Guarantor is addition to any other remedy available to the Lessor. This Guarantee shall be liberally construed in favor of the Lessor.

WITNESS

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